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                                                                    Exhibit 99.1


                                                    [UNICORN WORLDWIDE HOLDINGS
                                                     LIMITED LOGO]

                                                    Bridge House
                                                    Bridge Street
                                                    Castletown
                                                    Isle of Man
                                                    IM9 1AX
                                                    British Isles
                       October 12th, 2004
                                                    T: +44(0) 1624 820700
                                                    F: +44(0) 1624 829570

                                                    W: www.unicornworldwide.com

                                                    E: info@unicornworldwide.com


Mr. Arthur Becker
Chief Executive Officer
NAVISITE, INC.
400 Minuteman Road
Andover, MA 01810

     RE: EXTENSION OF TERM


Dear Sir or Madam:

     In connection with that certain Loan and Security Agreement (the "Agreement"), dated as of January 29, 2003 between Atlantic Investors LLC ("Lender") and NaviSite, Inc. ("Borrower"), this letter serves to notify Borrower that any and all Credit Advances under the Agreement made prior to, or following the date of this letter shall be due on or before the earlier of (i) February 1, 2005 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which the Borrower receives net proceeds of $13 million after satisfying the mandatory prepayment obligation under those certain notes due to Surebridge, Inc.

     If you have any questions, please feel free to call contact me.


                                        Sincerely yours,


                                        ATLANTIC INVESTORS, LLC

                                        BY: UNICORN WORLDWIDE HOLDINGS
                                        LIMITED, A MANAGING MEMBER


                                             By: /s/ Simon Cooper
                                                 -----------------------------
                                           Name: Simon Cooper
                                          Title: Director






Directors: S N.H. Cooper, S.J. McNally, Sarah Dixon
A company incorporated in the British Virgin Islands Reg. No. 456225. Registered as a foreign company in the Isle of Man Reg. No. 3939F.